(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President & Chief Financial Officer
Telephone: 978.645.5500

MKS Instruments Reports Record Sales
and Record Earnings in Q2 2010

Andover, Mass., July 21, 2010 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports second quarter 2010 financial results.

Sales were $220.6 million, an increase of 15 percent from $192.2 million in the first quarter of 2010, and an increase of 192 percent from $75.6 million in the second quarter of 2009.

Non-GAAP net earnings, which exclude special items, were $33.4 million, or $0.66 per diluted share, compared to $28.9 million, or $0.57 per diluted share in the first quarter of 2010, and a net loss of $4.2 million, or ($0.08) per basic share in the second quarter of 2009.

GAAP net income was $38.8 million, or $0.76 per diluted share, compared to net income of $29.2 million, or $0.58 per diluted share in the first quarter of 2010, and a net loss of $207.1 million, or ($4.20) per basic share in the second quarter of 2009. Included in the GAAP results are the effect of our decision to divest two small product lines in the second quarter of 2010 which are shown as discontinued operations.

Leo Berlinghieri, Chief Executive Officer and President, said, “We achieved record revenue and Non-GAAP net earnings for the second quarter, with revenue increasing an additional 15% sequentially to $221 million and nearly 200% from a year ago.

“We continue to gain share and achieve critical design wins in SEMI. We are also continuing to successfully execute our strategy of diversification into other advanced and growing markets, which achieved a new quarterly sales record in this quarter. As a result of our efforts in all of the markets we serve, coupled with our ability to ramp production levels quickly, our sales in the first half of 2010 have already surpassed sales volumes for all of 2009.

“Over the last four quarters, the semiconductor industry has experienced phenomenal growth and our sales to other advanced markets continued to exceed our expectations. Based upon industry projections and current business levels, we estimate that our third quarter sales may range from $210 to $230 million, and at these volumes, our Non-GAAP net earnings could range from $0.58 to $0.71 per share.”

Management will discuss second quarter financial results on a conference call today at 4:30 p.m. (eastern time). Dial-in numbers are (800) 762-8779 for domestic callers and (480) 629-9771 for international callers. The call will be broadcast live and available for replay at www.mksinst.com. To hear a telephone replay through July 28, 2010, dial (303) 590-3030, pass code 4317832#.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS Instruments, Inc. is a leading, global provider of technologies to power, control, deliver, monitor, measure and analyze advanced processes in high growth applications. Our primary served markets are manufacturers of capital equipment for thin film applications including semiconductor devices, flat panel displays, light emitting diodes (LEDs), solar cells, data storage media and coatings, as well as medical equipment; energy generation and environmental monitoring processes; biopharm and other industrial manufacturing; and university, government and industrial research laboratories.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

###

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30, 2010	June 30, 2009	March 31, 2010
Net sales	$220,647	$75,623	$192,166
Cost of sales	123,328	51,373	106,671

Gross profit	97,319	24,250	85,495
Research and development	16,154	11,514	15,675
Selling, general and administrative	30,902	24,620	27,812
Amortization of acquired intangible assets	314	690	469
Gain on sale of asset	—	—	(682)
Goodwill and asset impairment charges	—	142,958	—
Restructuring	—	15	—

Income (loss) from operations	49,949	(155,547)	42,221
Interest income, net	254	213	325

Income (loss) from continuing operations before income taxes	50,203	(155,334)	42,546
Provision (benefit) for income taxes	17,059	(8,986)	13,548

Income (loss) from continuing operations	33,144	(146,348)	28,998
Income (loss) from discontinued operations, net of taxes	5,633	(60,786)	227

Net income (loss)	$38,777	$(207,134)	$29,225

Basic income (loss) per share:
Continuing operations	$0.66	$(2.97)	$0.58
Discontinued operations	0.11	(1.23)	0.01

Net income (loss)	$0.77	$(4.20)	$0.59
Diluted income (loss) per share:
Continuing operations	$0.65	$(2.97)	$0.57
Discontinued operations	0.11	(1.23)	0.01

Net income (loss)	$0.76	$(4.20)	$0.58
Weighted average shares outstanding:
Basic	50,067	49,307	49,601
Diluted	50,870	49,307	50,600
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income (loss) from continuing operations	$33,144	$(146,348)	$28,998
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	314	690	469
Gain on sale of asset (Note 1)	—	—	(682)
Goodwill and asset impairment charges (Note 2)	—	142,958	—
Restructuring and related items (Note 3)	—	15	—
Proforma tax adjustments	(90)	(1,562)	108

Non-GAAP net earnings (Note 4)	$33,368	$(4,247)	$28,893

Non-GAAP net earnings per share (Note 4)	$0.66	$(0.08)	$0.57

Weighted average shares outstanding	50,870	49,307	50,600

Note 1: The three month period ended March 31, 2010 includes a $682 gain on the sale of a vacated facility.
Note 2: The three month period ended June 30, 2009 includes a $142,958 charge related to the impairment of goodwill and other long-lived assets.
Note 3: The three month period ended June 30, 2009 includes $15 of restructuring charges primarily for severance related costs.
Note 4: The Non-GAAP net earnings (loss) and Non-GAAP net earnings (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended
	June 30,
	2010	2009
Net sales	$412,813	$147,888
Cost of sales	229,999	115,120

Gross profit	182,814	32,768
Research and development	31,829	25,963
Selling, general and administrative	58,714	51,273
Amortization of acquired intangible assets	783	1,381
Gain on sale of asset	(682)	—
Goodwill and asset impairment charges	—	142,958
Restructuring	—	5,393

Income (loss) from operations	92,170	(194,200)
Interest income, net	579	1,222

Income (loss) from continuing operations before income taxes	92,749	(192,978)
Provision (benefit) for income taxes	30,607	(31,657)

Income (loss) from continuing operations	62,142	(161,321)
Income (loss) from discontinued operations, net of taxes	5,860	(62,312)

Net income (loss)	$68,002	$(223,633)

Basic income (loss) per share:
Continuing operations	$1.24	$(3.28)
Discontinued operations	0.12	(1.27)

Net income (loss)	$1.36	$(4.55)
Diluted income (loss) per share:
Continuing operations	$1.22	$(3.28)
Discontinued operations	0.12	(1.27)

Net income (loss)	$1.34	$(4.55)
Weighted average shares outstanding:
Basic	49,834	49,151
Diluted	50,735	49,151
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income (loss) from continuing operations	$62,142	$(161,321)
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	783	1,381
Excess & obsolete inventory adjustment (Note 1)	—	12,900
Gain on sale of asset (Note 2)	(682)	—
Goodwill and asset impairment charges (Note 3)	—	142,958
Restructuring and related items (Note 4)	—	4,144
(Benefit) for income taxes (Note 5)	—	(6,370)
Proforma tax adjustments	18	(8,175)

Non-GAAP net earnings (Note 6)	$62,261	$(14,483)

Non-GAAP net earnings per share (Note 6)	$1.23	$(0.29)

Weighted average shares outstanding	50,735	49,151

Note 1: Cost of sales for the six month period ended June 30, 2009 includes $12,900 of special charges for excess, obsolete and committed inventory purchases.
Note 2: The six month period ended June 30, 2010 includes a $682 gain on the sale of a vacated facility.
Note 3: The six month period ended June 30, 2009 includes a $142,958 charge related to the impairment of goodwill and other long-lived assets.
Note 4: The six month period ended June 30, 2009 includes $5,393 of restructuring charges primarily for severance related costs offset by a credit of $1,249 for the reversal of previously expensed equity compensation charges of terminated employees.
Note 5: The six month period ended June 30, 2009 includes a benefit of $6,370 attributable to the reversal of FIN 48 reserve items as a result of a Federal audit close.
Note 6: The Non-GAAP net earnings (loss) and Non-GAAP net earnings (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2010	December 31, 2009
ASSETS
Cash and short-term investments	$323,414	$271,795
Trade accounts receivable	149,863	94,215
Inventories	137,305	118,004
Other current assets	55,081	48,867

Total current assets	665,663	532,881
Property, plant and equipment, net	65,568	67,196
Goodwill	138,850	144,511
Other acquired intangible assets	2,243	4,963
Other assets	10,735	24,518

Total assets	$883,059	$774,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$12,986	$12,885
Accounts payable	38,902	26,292
Accrued expenses and other liabilities	56,257	32,123

Total current liabilities	108,145	71,300
Other long-term liabilities	21,071	17,836
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	652,004	645,411
Retained earnings	96,771	28,769
Other stockholders’ equity	4,955	10,640

Total stockholders’ equity	753,843	684,933

Total liabilities and stockholders’ equity	$883,059	$774,069